Exhibit 99.1

NEIMAN MARCUS EXTENDS EARLY TENDER DEADLINE AND EXPIRATION DATE

OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS RELATING TO ITS

EXISTING UNSECURED 8.000% SENIOR CASH PAY NOTES DUE 2021
AND 8.750%/9.500% SENIOR PIK TOGGLE NOTES DUE 2021

DALLAS — May 28, 2019 — Neiman Marcus Group LTD LLC, a Delaware limited liability company (the “Company”) today announced that it will be extending the early tender date and expiration date of its previously announced offers to exchange (the “Exchange Offers”) any and all of its existing unsecured 8.000% Senior Cash Pay Notes due 2021 (the “Existing Cash Pay Notes”) and existing unsecured 8.750%/9.500% Senior PIK Toggle Notes due 2021 (the “Existing PIK Toggle Notes” and, together with the Existing Cash Pay Notes, the “Existing Notes”) to 5:00 p.m., New York City time, on May 30, 2019, unless extended or earlier terminated by the Company (the “New Expiration Date”).

Eligible Holders (as defined below) who validly tender Existing Notes on or prior to the New Expiration Date will be eligible to receive, on a par-for-par basis, a combination of (a) non-voting cumulative preferred shares of Series A Preferred Stock of MYT Holding Co., a U.S. holding company (“MYT Holding Co.”) that will indirectly hold, prior to the settlement date of the Exchange Offers, NMG Germany GmbH, which holds and conducts the operations of MyTheresa, accruing dividends at a rate of 10.000% per annum (the “MYT Series A Preferred Stock”) and (b) new third lien notes due 2024, bearing interest payable in cash at a rate of 8.000% per annum in respect of exchanged Existing Cash Pay Notes (the “New 8.000% Third Lien Notes”) and 8.750% per annum in respect of exchanged Existing PIK Toggle Notes (the “New 8.750% Third Lien Notes” and, together with the New 8.000% Third Lien Notes, the “New Third Lien Notes”).

As previously disclosed, the Company has been soliciting consents (the “Consent Solicitations”) from holders of the Existing Notes to certain proposed amendments to the indentures governing the Existing Notes (the “Existing Indentures”) to remove substantially all of the restrictive covenants contained therein and effect certain other changes. As of 5:00 p.m., New York City time, on May 28, 2019, at least $1,477.0 million in aggregate principal amount of the Existing Notes, representing approximately 91.5% of the total outstanding principal amount of Existing Notes, had been validly tendered and not validly withdrawn in conjunction with the Exchange Offers. Accordingly, the Company has received consents sufficient to approve the proposed amendments to the Existing Indentures and will, together with the parties thereto, enter into supplemental indentures containing such proposed amendments, which amendments will not become operative until settlement of the Exchange Offers.

In addition, the right to withdraw tenders of Existing Notes and related consents has expired. Existing Notes tendered for exchange may not be validly withdrawn and consents may not be revoked, unless required by applicable law or the Company determines in the future in its sole discretion to permit withdrawal and revocation rights.

The Exchange Offers are being made, and the New Third Lien Notes and MYT Series A Preferred Stock are being offered and issued, only (a) in the United States to holders of Existing Notes who the Company reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act and (b) outside the United States to holders of Existing Notes who are (i) persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act) and (ii) “non-U.S. qualified offerees” (as will be defined in the eligibility letter described below) in reliance upon Regulation S under the Securities Act (collectively, “Eligible Holders”).

The Company is making the Exchange Offers only to Eligible Holders through, and pursuant to, the terms set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, dated April 29, 2019 (as supplemented and amended from time to time, the “Offering Memorandum”) and related Letter of Transmittal. None of the Company, the dealer managers, the information agent, the exchange agent, the trustee with respect to the Existing Notes or the trustee with respect to the New Third Lien Notes or any affiliate of any of the foregoing makes any recommendation as to whether Eligible Holders should tender or refrain from tendering all or any portion of the principal amount of such Eligible Holder’s Existing Notes for New Third Lien Notes and MYT Series A Preferred Stock in the Exchange Offers. Eligible Holders must make their own decision as to whether to tender Existing Notes in the Exchange Offers and, if so, the principal amount of Existing Notes to tender.

The New Third Lien Notes and the MYT Series A Preferred Stock have not been registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the New Third Lien Notes or the MYT Series A Preferred Stock, nor shall there be any sale of the New Third Lien Notes or MYT Series A Preferred Stock, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Documents relating to the Exchange Offers will only be distributed to Eligible Holders who certify that they are within the category of Eligible Holders for these private exchange offers and who properly complete an eligibility letter electronically through the website of D.F. King & Co., Inc., the information agent for the Exchange Offers, at www.dfking.com/nmg, or by calling (866) 751-6310 or emailing nmg@dfking.com.

About Neiman Marcus Group

Neiman Marcus Group is a luxury, multi-branded, omni-channel fashion retailer conducting integrated store and online operations under the Neiman Marcus, Bergdorf Goodman, Neiman Marcus Last Call, Horchow, and mytheresa brand names. For more information, visit http://www.neimanmarcusgroup.com.

Contact:

John Walls
Director, Brand Public Relations
Neiman Marcus Group
john_walls@neimanmarcusgroup.com
(214) 573-6642

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Forward Looking Statements

The Company has included statements in this press release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this press release for reasons, among others, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K and those factors described in the “Risk Factors” section and elsewhere in the Company’s Quarterly Report on Form 10-Q, both filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.